Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-272122 on Form
S-3ASR and Registration Statement Nos. 333-258142 and 333-263771 on Form S-8 of our report dated February 13, 2026, relating to the financial statements of Ryan Specialty Holdings, Inc., and the effectiveness of Ryan Specialty Holdings, Inc.’s, internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Chicago, Illinois
February 13, 2026